EXHIBIT E

                                                       As of November 14, 1995


I. Information as to each officer, director or partner of the Depositor, and with respect to each natural person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of the Depositor.


Name                      Title/Position               Business Address

Steven W. Duff            Director of the General      600 Fifth Avenue
                          Partner*, President of the   New York, NY  10020
                          Mutual Funds Group of the
                          Depositor

Richard E. Smith          Director of the General      600 Fifth Avenue
                          Partner, President of the    New York, NY  10020
                          Capital Management Group of
                          the Depositor

Peter S. Voss             President and Director of the600 Fifth Avenue
                          General Partner              New York, NY  10020

Neal G. Ryland            Director of the General      600 Fifth Avenue
                          Partner                      New York, NY  10020

Peter J. DeMarco          Executive Vice President of  600 Fifth Avenue
                          the Mutual Funds Group of    New York, NY  10020
                          the Limited Partner*

The following individuals own 5% or more of the General Partner or any Limited Partner of the Depositor.

Oscar L. Tang             President; Stockholder       600 Fifth Avenue
                                                       New York, NY  10020

Robert F. Hoerle          Stockholder                  600 Fifth Avenue
                                                       New York, NY  10020

Joseph H. Reich           Stockholder                  600 Fifth Avenue
                                                       New York, NY 10020


*The "General Partner" of the Depositor refers to Reich & Tang Asset Management, Inc. ("RTAM") and the "Limited Partner referenced herein refers to Reich & Tang Asset Management L.P. ("RTAM LP")

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            As of the Date hereof, none of the referenced persons own any
Units of the Trust.

II. The business experience during the last five years of each officer and director of the Depositor.

     Steven W. Duff - President of the Mutual Funds Division of RTAM LP since September 1994. Mr. Duff was formerly Director of Mutual Fund Administration at NationsBank which he was associated with from June 1981 to August 1994. Mr. Duff serves as officer and director for numerous mutual funds advised by RTAM LP.

     Richard De Sanctis - Treasurer of RTAM LP since September 1993. Mr. De Sanctis was formerly Controller of Reich & Tang, Inc. from January 1991 to September 1993 and Vice President and Treasurer of Cortland Financial Group, Inc., and Vice President of Cortland Distributors, Inc. from 1989 to December 1990. Mr. De Sanctis serves as Treasurer for numerous mutual funds advised by RTAM LP.

     Bernadette N. Finn - Vice President of RTAM LP since September 1993. Ms. Finn was formerly Vice President and Assistant Secretary of Reich & Tang, Inc. which she was associated with from September 1970 to September 1993. Ms. Finn is also Secretary of numerous mutual funds advised by RTAM LP.

     Peter S. Voss - Director and General Partner of RTAM since 1994; President and CEO of NEIC LP since 1993; Chairman and Director of Draycott Partners, Ltd. since 1993; Chairman of NEIC LP since 1992; and Director of New England Mutual Life Insurance Co. since 1993. Formerly Group Executive Vice President of Bank of America April 1992 to October 1992; and Executive Vice President of Security Pacific National Bank from 1988 through 1992 during which time Mr. Voss was also CEO of Hoare Govett Companies, a subsidiary of Security Pacific National Bank.

G. Neal Ryland - Director of RTAM since 1994; Executive Vice President, CFO and Treasurer of NEIC since 1993. Formerly CFO of The Boston Company From 1989 to 1993.

     Richard E. Smith, III - President of Capital Management Group of RTAM LP since 1994; Executive Vice President of Rhode Island Hospital Trust from 1993 to 1994. Formerly President and CEO of USF & G Review Management Corporation from 1988 to 1992.

     Peter J. DeMarco - Executive Vice President of RTAM LP since 1995. Formerly Managing Director of Bear, Stearns & Co. Inc. since 1981.

     Lorraine C. Hysler - Ms. Hysler has been Secretary since July 1994. Ms. Hysler is Assistant Secretary of New England Investment Companies, Inc. ("NEIC") since September 1993. She was a Vice President of the Mutual Funds Group of New England Investment Companies, L.P. ("NEIC LP") from September 1993 until July 1994. Ms. Hysler has been

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a Vice President of the Mutual Funds Group of RTAM LP since July 1994.
Ms. Hysler joined Reich & Tang, Inc. in May 1977.

     Edward N. Wadsworth - Mr. Wadsworth has been Clerk since July 1994. Mr. Wadsworth is Executive Vice President, General Counsel, Clerk and Secretary of NEIC since December 1989. He was Senior Vice President and Associate General Counsel of The New England from 1984 until December 1992.

     Richard I. Weiner - Mr. Weiner has been Vice President since July 1994. Mr. Weiner has been Vice President of NEIC since September 1993. He was a Vice President of the Capital Management Group of NEIC LP from September 1993 until July 1994. Mr. Weiner joined Reich & Tang, Inc. in August 1970 and served as a Vice President of such since September 1982.

III. Each Company which directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the depositor.

      NEIC LP                    :   Owns 99.5% of the General Partner

      New England Mutual Life    :   Owns 67.3 of the total partnership units of
      Insurance Company              NEIC LP


      Reich & Tang, Inc.         :   Owns 22.6% of the total
      600 Fifth Avenue               partnership units of NEIC LP
      New York, NY  10020

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